VBI Vaccines Announces Closing of Public Offering of Common Stock and Full Exercise of Underwriters’ Option to Purchase Additional Shares

CAMBRIDGE, Mass. (September 26, 2019) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI or the Company), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, today announced the closing of its previously announced underwritten public offering and the exercise in full of the underwriters’ option to purchase additional shares. The gross proceeds from the offering, before deducting the underwriting discounts and commissions and estimated offering expenses payable by VBI, are US$40.3 million. 80,500,000 common shares at a public offering price of US$0.50 per share were issued and sold in this offering, which includes 10,500,000 shares issued upon the exercise of the underwriters’ option to purchase additional shares.

Immediately following the closing of the underwritten public offering, the number of outstanding common shares of the Company is 178,257,199.

Raymond James & Associates, Inc. and Oppenheimer & Co. Inc. acted as joint book-running managers, and National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (Nasdaq: NHLD), acted as lead manager for the underwritten public offering.

VBI intends to use the net proceeds from the offering to progress its pipeline programs including the completion of the global CONSTANT Phase 3 lot-to-lot consistency study, regulatory submissions, and pre-commercialization activities for Sci-B-Vac®, a trivalent hepatitis B vaccine, and for the continued clinical development of VBI-1901, a vaccine immunotherapeutic candidate for recurrent glioblastoma (GBM); VBI-2601, an immunotherapeutic candidate for chronic hepatitis B infection; and VBI-1501, a cytomegalovirus (CMV) vaccine candidate. The net proceeds will also be used for general corporate purposes, including working capital and capital expenditures.

A shelf registration statement relating to the common shares was previously filed with the Securities and Exchange Commission (SEC) and declared effective on July 30, 2018. A preliminary prospectus supplement and accompanying prospectus relating to the underwritten public offering was filed with the SEC on September 18, 2019. A final prospectus supplement and accompanying prospectus, dated September 19, 2019, relating to the offering was filed with the SEC on September 20, 2019, and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus may be obtained from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, by telephone at (800) 248-8863, by e-mail at prospectus@raymondjames.com, or from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004 or by e-mail at equityprospectus@opco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About VBI Vaccines Inc.

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with the only commercially-approved trivalent hepatitis B vaccine, Sci-B-Vac®, which is approved for use in Israel and 10 other countries and is currently in a Phase 3 study in the U.S., Europe, and Canada, and with an immunotherapeutic in development for a functional cure for chronic hepatitis B. VBI’s eVLP Platform technology allows for the development of enveloped virus-like particle (eVLP) vaccines that closely mimic the target virus to elicit a potent immune response. Integrating its cytomegalovirus (CMV) expertise with the eVLP platform technology, VBI’s lead eVLP vaccine candidates include a prophylactic CMV vaccine candidate and a glioblastoma (GBM) vaccine immunotherapeutic candidate. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

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Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the anticipated use of the proceeds of the offering which could change as a result of market conditions or for other reasons; the impact of general economic, industry or political conditions in the United States or internationally; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the offering and the Company, is set forth under the heading “Risk Factors” in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on February 25, 2019, and filed with the Canadian security authorities at sedar.com on February 25, 2019, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, and in the final prospectus supplement and accompanying prospectus relating to the offering filed with the SEC. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Associate, Corporate Communications

Phone: (617) 830-3031 x124

Email: info@vbivaccines.com

VBI Investor Contact

Nell Beattie

Chief Business Officer

Email: ir@vbivaccines.com

VBI Media Contact

Burns McClellan, Inc.

Robert Flamm, Ph.D.

Phone: (212) 213-0006

Email: rflamm@burnsmc.com